CONSENT OF VESTAL & WILER
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Pre-Paid Solutions, Inc. and subsidiary

We consent to the use of our report incorporated by reference in the Form 8-KA of Pre-Cell Solutions, Inc. filed with the Commission on June 19, 2000.

/s/ Vestal & Wiler, P.A.

Vestal & Wiler, P.A.


Orlando, Florida
June 19, 2000